Exhibit 99.1

              Brigham Exploration Reports Third Quarter Results &
                        Provides Fourth Quarter Forecast

    AUSTIN, Texas, Nov. 11 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) today announced its financial results for the quarter ended September 30, 2003. Highlights of Brigham's financial performance for the quarter include:


     -- 40% growth in revenue over revenue in the third quarter 2002 to $13.2 million from $9.4 million;

     -- 63% increase in operating income over operating income in the third quarter 2002 to $5.6 million from $3.4 million; and

     -- 238% increase in net income to common over net income to common in the third quarter 2002 to $3.3 million from $1.0 million.

    THIRD QUARTER 2003 RESULTS

    Average net daily production for the third quarter 2003 was 29.0 MMcfe/d, compared to 28.9 MMcfe/d for the third quarter last year. Year to date, Brigham's net daily production has averaged 29.7 MMcfe/d, relative to
27.2 MMcfe/d in 2002.

    Revenue from the sale of oil and natural gas during the third quarter 2003 was $13.2 million. This represents a 40% increase over revenue from the sale of oil and natural gas during last year's third quarter. This increase was due to an increase in Brigham's average realized sales price for oil and natural gas.

    Production costs, which include lease operating expenses, ad valorem taxes and production taxes, for the third quarter 2003 were $2.3 million, up 90% when compared to last year's third quarter production costs. An increase in lease operating expenses, due principally to an increase in workover activity and to a lesser extent other routine operating expenses represented approximately 84% of the increase. Higher ad valorem taxes, due to higher property valuations, represented 9% of the increase and higher production taxes, due to an increase in Brigham's realized pre-hedge sales price for oil and natural gas, represented approximately 7% of this increase.

    General and administrative expenses for the third quarter 2003 were $1.1 million compared to $1.1 million in the third quarter last year. Depletion expenses for the third quarter 2003 were $4.0 million compared to $3.6 million in the third quarter last year. Approximately 97% of the increase in depletion expenses was due to a 10% increase in Brigham's depletion rate, with the remainder due to increased production volumes. Operating income was $5.6 million, an increase of 63% from that of the prior year's quarter.

    Lower average outstanding debt balances for the quarter combined with a decrease in Brigham's weighted average interest rate on its outstanding debt resulted in a 31% decrease in Brigham's interest expense for the third quarter 2003. Interest expense for the third quarter 2003 was $1.1 million compared to $1.6 million during last year's third quarter. Brigham's weighted average interest rate on its outstanding borrowings for the third quarter 2003 was 5.8% and its weighted average outstanding debt balance was $71.7 million.

    Net income to common stockholders for the third quarter 2003 was $3.3 million ($0.13 diluted earnings per share) compared to $1.0 million ($0.06 diluted earnings per share) in the third quarter last year.

    Net capital expenditures for oil and natural gas activities for the third quarter 2003 were $10.3 million. This included $8.0 million for drilling, $1.7 million for land and geological and geophysical activities, and $1.4 million in capitalized interest and overhead expenses. Brigham also received $831,000 in reimbursements and proceeds from participants in Brigham generated projects during the third quarter 2003.


    FOURTH QUARTER 2003 FORECAST

    The following forecasts and estimates of Brigham's fourth quarter 2003 results are forward looking statements subject to the risks and uncertainties identified in the "Forward Looking Statements Disclosure" at the end of this release.

    Brigham currently expects fourth quarter 2003 production volumes to average between 30 and 34 MMcfe/d, 65% of which consists of natural gas. For the fourth quarter 2003, lease-operating expenses, including ad valorem taxes, are projected to be $0.42 per Mcfe. Production taxes are projected to be 5.5% of pre-hedge oil and natural gas revenues, net general and administrative expenses are projected to be $1.1 million ($0.36 to $0.41 per Mcfe), depletion expenses are projected to be $1.54 per Mcfe, depreciation and amortization expenses are projected to be $192,000 and accretion of asset retirement obligation is expected to be $39,000.

    Based on these production and cost estimates and an assumed average NYMEX prices of $4.57 per MMBtu for natural gas and $29.29 per barrel for oil, and taking into account current hedging contracts outstanding, Brigham forecasts revenue of between $12.1 and $13.8 million and operating income of between $4.8 and $5.8 million for the fourth quarter 2003.


    CONFERENCE CALL INFORMATION

    Brigham management will host a conference call to discuss the Company's third quarter 2003 operational and financial results with investors, analysts and other interested parties on Wednesday, November 12th, at 9:00 a.m. Central time. To participate in the call, participants within the U.S. please dial 800-901-5231 and participants outside the U.S. please dial 617-876-2961. The participant passcode for the call is 70285976. A telephone recording of the conference call will be available to interested parties approximately two hours after the call is completed through 11:59 p.m. Central time on Wednesday, November 26th. To access the recording, domestic callers dial 888-286-8010 and international callers dial 617-801-6888. The passcode for the conference call playback is 88266264. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com .

    A copy of this press release and other financial and statistical information about the periods covered by this press release and by the conference call that will take place on November 12, 2003, will be available on Brigham's website. To access the press release go to www.bexp3d.com click on News Releases. The file with a copy of the press release is named Brigham Exploration Reports Third Quarter Results & Provides Fourth Quarter Forecast and is dated November 11, 2003. To access the other financial and statistical information that will be covered by the conference call that will take place on November 12, 2003, go to www.bexp3d.com and click on Corporate Presentation. The file with the other financial and statistical information is named Financial and Statistical Information for the Third Quarter 2003 Conference Call and is dated November 11, 2003.


    ABOUT BRIGHAM EXPLORATION

    Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.


    FORWARD LOOKING STATEMENTS DISCLOSURE

    Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.



                         BRIGHAM EXPLORATION COMPANY
                SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except per share data) (unaudited)

                                    Three Months Ended   Nine Months Ended
                                      September 30,        September 30,
                                     2002       2003      2002       2003
    Revenues:
      Oil and natural gas sales     $9,434   $13,181   $24,637    $39,947
      Other revenue                     15        32        42        113
                                    $9,449   $13,213   $24,679    $40,060
    Costs and expenses:
      Lease operating                  761     1,793     2,428      4,037
      Production taxes                 475       553     1,327      2,297
      General and administrative     1,099     1,094     3,781      3,420
      Depletion of oil and natural
       gas properties                3,587     3,952    10,118     11,853
      Depreciation and amortization    103       192       307        449
      Accretion of asset retirement
       obligation                      ---        39       ---        110
                                    $6,025    $7,623   $17,961    $22,166
    Operating income                $3,424    $5,590    $6,718    $17,894

      Interest expense              (1,614)   (1,110)   (4,684)    (3,616)
      Interest income                   12         8       105         36
      Other income (expense) (a)       (87)      (80)     (256)      (250)
    Income before income taxes and
     cumulative effect of change
     in accounting principle        $1,735    $4,408    $1,883    $14,064
      Income tax expense               ---       ---       ---        ---
    Income before cumulative effect
     of change in accounting
     principle                      $1,735    $4,408    $1,883    $14,064
      Cumulative effect of
       accounting change               ---       ---       ---        268
    Net income                      $1,735    $4,408    $1,883    $14,332
      Preferred stock dividend &
       accretion                       746     1,065     2,165      3,088
    Net income (loss) to common       $989    $3,343     $(282)   $11,244

    Net income (loss) to common
     per share:
      Basic                          $0.06     $0.16    $(0.02)     $0.55
      Diluted                         0.06      0.13     (0.02)      0.43

    Wt. Avg. common shares
     outstanding:
      Basic                         16,057    21,210    16,037     20,340
      Diluted                       19,866    30,751    16,037     32,406

     (a) Includes the following:
    Non-cash gains (losses) due to
     the change in the fair market
     value of derivative contracts
     that did not qualify as hedges
     of:                              $---      $---      $384       $---
    Non-cash gains (losses) for
     ineffective portion of hedging
     contracts of:                    (106)      (80)     (106)      (250)


                         BRIGHAM EXPLORATION COMPANY
              PRODUCTION, SALES PRICES AND OTHER FINANCIAL DATA
                                 (unaudited)

                                    Three Months Ended    Nine Months Ended
                                       September 30,         September 30,
                                      2002      2003       2002       2003
    Average net daily production:
      Natural gas (MMcf)              16.3      18.3      16.0       17.2
      Oil (Bbls)                     2,104     1,777     1,867      2,081
      Equivalent natural gas
       (MMcfe) (6:1)                  28.9      29.0      27.2       29.7

    Total net production:
      Natural gas (MMcf)             1,463     1,648     4,307      4,648
      Oil (MBbls)                      189       160       504        562
      Equivalent natural gas
       (MMcfe) (6:1)                 2,599     2,608     7,332      8,019
      % Natural gas                     56%       63%       59%        58%

    Sales prices:
      Natural gas ($/Mcf) (a)        $3.23     $5.27     $3.02      $5.17
      Oil ($/Bbl) (a)                24.85     28.08     23.04      28.31
      Weighted average
       ($/Mcfe) (6:1)                 3.63      5.05      3.36       4.98

    (a) Includes the effects of
     hedging gains (losses) of:
      Natural gas ($/Mcf)           $(0.06)   $(0.45)   $(0.02)    $(0.99)
      Oil ($/Bbl)                    (2.19)    (2.23)    (1.46)     (2.77)


                     SUMMARY CONSOLIDATED BALANCE SHEETS
                          (in thousands) (unaudited)

                                              12/31/2002      09/30/2003
    Assets:
      Current assets                            $33,322         $31,521
      Oil and gas properties, at cost, net      164,980         183,745
      Other property and equipment,
       at cost, net                               1,234           1,210
      Other non-current assets                    2,523           2,697
        Total assets                           $202,059        $219,173

    Liabilities and stockholders' equity:
      Current liabilities                       $34,010         $37,588
      Notes payable                              60,000          13,000
      Senior subordinated notes                  21,797          22,685
      Other non-current liabilities                 186           2,470
        Total liabilities                      $115,993         $75,743

      Series A Preferred Stock,
       mandatorily redeemable                    19,540          21,989
      Series B Preferred Stock,
       mandatorily redeemable                     4,777           5,416
      Stockholders' equity                       61,749         116,025
        Total liabilities and
         stockholders' equity                  $202,059        $219,173


                         BRIGHAM EXPLORATION COMPANY
                SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (in thousands) (unaudited)

                                    Three Months Ended   Nine Months Ended
                                      September 30,       September 30,
                                     2002      2003      2002       2003
    Cash flows from operating
     activities:
      Net income                    $1,735    $4,408    $1,883    $14,332
      Depletion, depreciation
       and amortization              3,690     4,144    10,425     12,302
      Accretion of asset
       retirement obligation           ---        39       ---        110
      Interest paid through
       issuance of add'l senior
       sub. notes                      288       303       785        888
      Amortization of deferred
       loan fees                       303       272       888        809
      Non-cash compensation expense    ---       ---       596        ---
      Cumulative effect of adoption
       of accounting principle         ---       ---       ---       (268)
      Market value adjustment for
       derivatives instruments         106        80      (278)       250
      Changes in operating assets
       and liabilities               6,017      (339)    7,896      4,002
        Net cash provided by
         operating activities      $12,139    $8,907   $22,195    $32,425

    Cash flows used by investing
     activities                     (5,657)  (10,188)  (18,850)   (29,402)
    Cash flows (used) provided
     by financing activities           ---        66     3,725     (7,325)
    Net increase (decrease)
     in cash and cash equivalents   $6,482   $(1,215)   $7,070    $(4,302)


                            SUMMARY PER MCFE DATA
                                 (unaudited)

                                    Three Months Ended    Nine Months Ended
                                      September 30,         September 30,
                                      2002      2003      2002       2003
    Revenues:
      Oil and natural gas sales      $3.63     $5.05     $3.36      $4.98
      Other revenue                   0.01      0.01      0.01       0.01
                                     $3.64     $5.06     $3.37      $4.99
    Costs and expenses:
      Lease operating                 0.29      0.69      0.33       0.50
      Production taxes                0.18      0.21      0.18       0.29
      General and administrative      0.42      0.42      0.52       0.43
      Depletion of natural gas and
       oil properties                 1.38      1.52      1.38       1.48
      Depreciation and amortization   0.04      0.07      0.04       0.06
      Accretion of asset retirement
       obligation                      ---      0.01       ---       0.01
                                     $2.31     $2.92     $2.45      $2.77
      Operating income               $1.33     $2.14     $0.92      $2.22


                         BRIGHAM EXPLORATION COMPANY
    SUMMARY OF COMMODITY PRICE HEDGES OUTSTANDING AS OF NOVEMBER 11, 2003
                                 (unaudited)

                         Q4      Q1      Q2      Q3      Q4      Q1      Q2
                        2003    2004    2004    2004    2004    2005    2005
    Natural
     Gas
     Swaps: MMBtu/d     4,500   3,250   2,500   1,500   1,000     ---     ---
            $/MMBtu    $4.039  $4.963  $4.252  $4.180  $4.360    $---    $---

    Natural
     Gas
     Collars: MMBtu/d     ---   6,000   4,500   3,250   2,500   2,250   1,500
              Floor -
               $/MMbtu   $---  $4.125  $4.139  $4.135  $4.150  $4.139  $4.083
              Ceiling -
               $/MMbtu   $---  $8.433  $5.389  $5.350  $5.662  $6.633  $5.107

    Natural
     Gas
     Floors: MMBtu/d    5,000     ---     ---     ---     ---     ---     ---
             $/MMBtu   $4.500    $---    $---    $---    $---    $---    $---

    Crude
     Oil
     Swaps: Bbls/d        450     325     225     150     100     ---     ---
            $/Bbl      $23.21  $25.35  $24.52  $23.91  $23.80    $---    $---

    Crude
     Oil
     Collars: Bbls/d      ---     500     350     200     175     175      75
              Floor -
               $/Bbl     $---  $23.00  $23.00  $23.00  $23.00  $23.00  $23.00
              Ceiling -
               $/Bbl     $---  $30.43  $28.92  $27.00  $26.21  $25.85  $26.45

     Note: Hedged volumes and prices reflected in this table represent average contract amounts for the quarterly periods presented; natural gas hedge prices and crude oil hedge contract prices are based on NYMEX pricing.

     Contact:  John Turner, Manager - Finance & Investor Relations
               (512) 427-3300



SOURCE  Brigham Exploration Company
    -0-                             11/11/2003
    /CONTACT: John Turner, Manager - Finance & Investor Relations of Brigham Exploration Company, +1-512-427-3300/
    /Web site:  http://www.streetevents.com /
    /Web site:  http://www.bexp3d.com /
    (BEXP)

CO:  Brigham Exploration Company
ST:  Texas
IN:  OIL
SU:  ERN CCA MAV ERP